Exhibit 99.1






                   ALLMERICA NAMES EPPINGER PRESIDENT AND CEO

WORCESTER, Mass. (August 19, 2003) - Allmerica Financial Corporation (NYSE: AFC) today announced that it has named Frederick Eppinger as President, Chief Executive Officer and Director, effective September 8. At the time of his appointment, Eppinger, 44, was Executive Vice President of property and casualty field and service operations for The Hartford, with responsibility for approximately 6,000 employees. He joined The Hartford in 2001, as Senior Vice President for Strategic Marketing, and has more than 20 years experience in the insurance and financial services business.

Eppinger provided consulting services to insurance and financial services companies for more than 15 years before joining The Hartford. He was a partner in the financial institutions group at McKinsey & Company, an international management consulting firm, which he joined in 1985. While with McKinsey, Eppinger worked closely with leading insurance companies focusing on critical strategy, operational and organizational issues in both the property and casualty and financial services businesses. From 2000 to 2001, he was Executive Vice President of Marketing and Service Operations for ChannelPoint, Inc., which specialized in business to business technology for insurance and financial services companies. Eppinger began his career as a certified public accountant with Coopers & Lybrand.

A 1981 graduate of the College of the Holy Cross, Eppinger received a master's degree in business administration from the Tuck School of Business at Dartmouth College in 1985, where he was an Edward Tuck Scholar.

"We are extremely pleased to welcome Fred to Allmerica," said Michael P. Angelini, Chairman of Allmerica's Board of Directors. "He brings versatility of knowledge and experience in both the financial services and property and casualty insurance businesses. Fred will be an effective leader for Allmerica as we strengthen our regional franchises with The Hanover and Citizens insurance companies and maximize the value of our life insurance, investment management and broker-dealer businesses. He adds another dimension to our company."

"I am pleased to have this opportunity to lead Allmerica to a successful future, and I appreciate the confidence the company's Board of Directors has in me," said

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Eppinger.  "My focus will be to position  Allmerica for increased  profitability and growth, so we can continue to serve the interests of all of our stakeholders."

Eppinger succeeds John F. O'Brien, who resigned as president and chief executive officer last fall.

Since O'Brien's departure, the company's operations have been managed by Allmerica's Office of the Chairman, comprised of Angelini, J. Kendall Huber, Senior Vice President and General Counsel, Edward J. Parry, III, President of Allmerica Asset Accumulation and Allmerica Financial Corporation's Chief Financial Officer, and Robert P. Restrepo, Jr., President of Allmerica Property and Casualty.

"Jay Huber, Ed Parry and Bob Restrepo have done an outstanding job of seeing Allmerica through a very difficult period, directing a successful restructuring effort and positioning us for a great future," said Angelini. "They have played a key role in strengthening our focus on the company's property and casualty operations, converting its agent distribution network into an independent broker-dealer and undertaking a number of capital improvement efforts."

Earlier  this  year,   Allmerica   completed  a  series  of  transactions   that
significantly improved the capital and surplus positions of its life insurance companies.

"We've accomplished a great deal over the last nine months," said Angelini. "I'm confident of our success under Fred's leadership and with the continuing support of our many dedicated and talented employees."

Angelini will continue as Chairman of the Board.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Massachusetts.


Photograph Available: For a photograph of Frederick Eppinger, please contact Mike Buckley at the following e-mail address or telephone number.



CONTACTS:               Media:                          Investors:
                        Michael F. Buckley              Henry P. St. Cyr
                        (508) 855-3099                  (508) 855-2959
                        mibuckley@allmerica.com         hstcyr@allmerica.com

AF-14
08/19/03

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